SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange  Act  of
1934

Date of Report (Date of earliest event reported):  January 21, 2000

                    THE DOW CHEMICAL COMPANY
     (Exact name of registrant as specified in its charter)


     Delaware             1-3433            38-1285128
 (State or other     (Commission File     (IRS Employer
 jurisdiction of         Number)          Identification
  incorporation)                               No.)


2030 Dow Center, Midland, Michigan                  48674
  (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:  (517) 636-1000


                         Not applicable
 (Former name or former address, if changed since last report.)


Item 5.  Other Events

     The Dow Chemical Company issued a press release on January 21, 2000, the text of which is as follows:

                Dow and Union Carbide Anticipate
    Second Quarter Completion of Regulatory Reviews of Merger

MIDLAND, MICH. AND DANBURY, CONN. (January 21, 2000) - The Dow Chemical Company (NYSE: DOW) and Union Carbide Corporation (NYSE:
UK) today announced that they presently expect to conclude the regulatory review of the proposed merger of their two companies in the second quarter of this year.

The companies previously announced that they had received on November 12, 1999 from the Federal Trade Commission (FTC) a request for additional information under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The companies expect to be in compliance with the request in time to permit a second quarter closing. The European Commission initiated a second-phase investigation on December 22, 1999, which is scheduled to conclude on May 10, 2000. The companies are cooperating with the FTC and European Union reviews. On December 1, 1999, Union Carbide shareholders voted to adopt the agreement and plan of merger between the companies.

For more background information about the proposed Dow/Union
Carbide merger, visit Dow's website at www.dow.com.

                           SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    THE DOW CHEMICAL COMPANY
                           Registrant




                                   /s/ G. MICHAEL LYNCH
                                   G. Michael Lynch
                                   Vice President and Controller


                                   Date:  January 24, 2000